Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of November 7, 2011 (the “Effective Date”), by and between Ivan Delevic (“Employee”) and MAKO Surgical Corp. (“Company”).

WHEREAS, Employee and Company have entered into that certain Employment Agreement, effective as of April 27, 2009, as amended by that First Amendment to Employment Agreement effective as of April 13, 2010 (the “Agreement”); and

WHEREAS, Employee and Company desire to amend the Agreement to provide vesting of equity awards in connection with certain types of termination;

THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and this Amendment, the parties hereby agree as follows:

1.             The last sentence of Section 2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

In the event of a termination of by MAKO without Cause or a termination by Employee for Good Reason which occurs in anticipation of a Change in Control (as defined below) or on or within six (6) months after a Change in Control, all equity awards held by Employee that vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. In all other events of termination by either the Company or Employee, Employee shall not be entitled to, and therefore shall forfeit, any unvested equity interest in the Company

For purposes of this Agreement, a “Change in Control” means the following:

(i) A transaction or series of transactions (other than an offering of the Company’s stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 6.2(i) hereof or Section 6.2(iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

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(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

      (A) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

      (B) After which no person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 6.2(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv) The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

2.             Unless otherwise defined herein, capitalized terms shall have the same meaning as described in the Agreement.

3.             Except as expressly provided herein, all terms and conditions set forth in the Agreement to which this Amendment applies, shall remain in full force and effect. In the event of a conflict between this Amendment and the Agreement, this Amendment shall be controlling.

4.             This Amendment may be executed in counterparts, each of which are deemed to be original, but both of which together constitute one and the same instrument. Copies of signatures sent by facsimile transmission are deemed to be originals for purposes of execution and proof of this Amendment.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment to be effective as of the day and year first above written.

/s/ Ivan Delevic		Dated:	November 7, 2011
Ivan Delevic

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré, M.D.	Dated:	November 7, 2011
Dr. Maurice R. Ferré President & Chief Executive Officer

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